Oppenheimer Quest Opportunity Value Fund
                       Exhibit 24(b)(16) to Form N-1A
                    Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class A Shares
  12/28/89          0.22300        0.2420              11.690
  12/28/90          0.23400        0.0260              10.230
  12/17/91          0.00000        0.5450              13.940
  12/30/91          0.03400        0.0000              14.900
  12/18/92          0.00000        0.3170              17.260
  12/31/92          0.06900        0.0000              17.270
  11/15/93          0.00000        0.2190              18.390
  12/31/93          0.32600        0.0000              18.140
  12/05/94          0.00000        0.6135              18.360
  12/30/94          0.11710        0.0000              18.300
  12/27/95          0.13324        0.2854              25.350

Class B Shares
  11/15/93          0.00000        0.2190              18.380
  12/31/93          0.31270        0.0000              18.120
  12/05/94          0.00000        0.6135              18.250
  12/30/94          0.11660        0.0000              18.180
  12/27/95          0.07032        0.2854              25.120

Class C Shares
  11/15/93          0.00000        0.2190              18.370
  12/31/93          0.31160        0.0000              18.120
  12/05/94          0.00000        0.6135              18.240
  12/30/94          0.11680        0.0000              18.180
  12/27/95          0.07609        0.2854              25.090




























Oppenheimer Quest Opportunity Value Fund
Page 2


1. Average Annual Total Returns for the Periods Ended 10/31/96:

   The formula for calculating average annual total return is as follows:

           1                       ERV n
   --------------- = n            (---) - 1 = average annual total return
   number of years                  P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000


Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

  One Year                          Five Year

  $1,164.54 1                       $2,286.05 .2
 (---------) - 1 = 16.45%          (---------)   - 1 = 17.98%
    $1,000                            $1,000


  Inception

  $3,483.08 .1278
 (---------) - 1 = 17.28%
    $1,000



Class B Shares

Example assuming a maximum contingent deferred sales charge of 5.00% for the first year, and 2.00% for the inception year:

  One Year                          Inception

  $1,179.28 1                       $1,689.78 .3158
 (---------) - 1 = 17.93%          (---------)   - 1 = 18.02%
    $1,000                            $1,000



Class C Shares

Example assuming a maximum contingent deferred sales charge of 1.00% for the first year and 0.00% for the inception year:

  One Year                          Inception

  $1,218.88 1                       $1,707.89 .3158
 (---------) - 1 = 21.89%          (---------)   - 1 = 18.42%
    $1,000                            $1,000




Oppenheimer Quest Opportunity Value Fund
Page 3


1. Average Annual Total Returns for the Periods Ended 10/31/96 (Continued):

Examples at NAV:

Class A Shares

  One Year                          Five Year

  $1,235.62 1                       $2,425.60 .2
 (---------) - 1 = 23.56%          (---------)   - 1 = 19.39%
    $1,000                            $1,000


  Inception

  $3,695.60 .1278
 (---------) - 1 = 18.17%
    $1,000



Class B Shares

  One Year                          Inception

  $1,229.26 1                       $1,709.77 .3158
 (---------) - 1 = 22.93%          (---------)   - 1 = 18.46%
    $1,000                            $1,000



Class C Shares

  One Year                          Inception

  $1,228.89 1                       $1,707.89 .3158
 (---------) - 1 = 22.89%          (---------)   - 1 = 18.42%
    $1,000                            $1,000




Oppenheimer Quest Opportunity Value Fund
Page 4



2.  Cumulative Total Returns for the Periods Ended 10/31/96:

    The formula for calculating cumulative total return is as follows:

     ERV - P
     ------- = Cumulative Total Return
        P


Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

  One Year                         Five Year

  $1,164.54 - $1,000               $2,286.05 - $1,000
  ------------------  =  16.45%    ------------------  = 128.61%
        $1,000                           $1,000


  Inception

  $3,483.08 - $1,000
  ------------------  = 248.31%
        $1,000



Class B Shares

Example assuming a maximum contingent deferred sales charge of 5.00% for the first year, and 2.00% for the inception year:

  One Year                         Inception

  $1,179.28 - $1,000              $1,689.78 - $1,000
  ------------------  =  17.93%    ------------------  =  68.98%
        $1,000                           $1,000


Class C Shares

Example assuming a maximum contingent deferred sales charge of 1.00% for the first year and 0.00% for the inception year:

  One Year                         Inception

  $1,218.88 - $1,000                $1,707.89 - $1,000
  ------------------  =  21.89%    ------------------  =  70.79%
        $1,000                           $1,000




Oppenheimer Quest Opportunity Value Fund
Page 5


2.  Cumulative Total Returns for the Periods Ended 10/31/96 (Continued):


Examples at NAV:

Class A Shares

  One Year                         Five Year

  $1,235.62 - $1,000               $2,425.60 - $1,000
  ------------------  =  23.56%    ------------------  = 142.56%
        $1,000                           $1,000

  Inception

  $3,695.60 - $1,000
  ------------------  = 269.56%
        $1,000


Class B Shares

  One Year                         Inception

  $1,229.26 - $1,000               $1,709.77 - $1,000
  ------------------  =  22.93%    ------------------  =  70.98%
        $1,000                           $1,000


Class C Shares

  One Year                         Inception

  $1,228.89 - $1,000               $1,707.89 - $1,000
  ------------------  =  22.89%    ------------------  =  70.79%
        $1,000                           $1,000